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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                          ------------------------


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  June 30, 1996


                        CORAM HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11343                   33-0615337
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


    1125 Seventeenth Street, 15th Floor, Denver, Colorado          80202
          (Address of principal executive offices)               (Zip Code)

                               (303) 292-4973
            (Registrant's telephone number, including area code)


                               Not applicable
        (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         On June 30, 1996, the Registrant entered into an Amendment To 9% Subordinated Convertible Debenture and Notice of Conversion (collectively, the "Amendments"), with each of the holders of the Registrant's outstanding 9% Subordinated Convertible Debentures due June 30, 1996 (the "Subordinated Convertible Debentures"). On the date of the Amendments, Subordinated Convertible Debentures in an aggregate principal amount of $6,617,655.78 remained outstanding. Pursuant to the Amendments, the holders of the Subordinated Convertible Debentures agreed to waive their right to receive cash upon maturity of the debentures and to exercise their right to convert the Subordinated Convertible Debentures into shares of the Registrant's Common Stock in exchange for the Registrant's agreement to amend the conversion rate under the debentures so that the number of shares of Common Stock issuable upon conversion is equal to the number determined by dividing the principal amount to be converted by $5.1832. Previously, the number of shares issuable upon conversion was determined by dividing the principal amount to be converted by $16.36465. Accordingly, the outstanding Subordinated Convertible Debentures were converted into an aggregate of 1,276,751 shares of the Registrant's Common Stock on June 30, 1996.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 11, 1996                  Coram Healthcare Corporation



                                      By: /s/ RICHARD M. SMITH
                                          -------------------------------------
                                          Richard M. Smith
                                          Chief Financial Officer





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